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As filed with the Securities and Exchange Commission on August 21, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PEREGRINE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3611 Valley Centre Drive San Diego, California 92130 (858) 481-5000 (Address of principal executive offices)	95-3773312 (I.R.S. Employer Identification Number)

1999 NONSTATUTORY STOCK OPTION PLAN

Eric P. Deller
Vice President and General Counsel
Peregrine Systems, Inc.
3611 Valley Centre Drive
San Diego, CA 92130
(858) 481-5000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Douglas H. Collom, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value
To be issued under the 1999 Nonstatutory Stock Option Plan	2,000,000	$22.77	$45,540,000	$11,385.00

*
Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of Peregrine Systems, Inc. Common Stock as reported on the Nasdaq National Market on August 20, 2001.

   With respect to the shares of common stock hereby registered for issuance under the 1999 Nonstatutory Stock Option Plan, the contents of Peregrine's Registration Statements on Form S-8 as filed with the Commission on December 21, 2000 (File No. 333-52500) and on February 9, 2001 (File No. 333-55298), collectively referred to as the 1999 Plan Prior Form S-8s, are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such 1999 Plan Prior Form S-8s.

   Peregrine is registering 2,000,000 shares of its common stock under this Registration Statement all of which are reserved for issuance under the Company's 1999 Nonstatutory Stock Option Plan. Under the 1999 Plan Prior Form S-8s, the Company registered an aggregate of 4,995,650 shares of its common stock that had been or were eligible to be issued under the 1999 Nonstatutory Stock Option Plan.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.		Description
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of Securities being registered
10.3	(d)*	1999 Nonstatutory Stock Option Plan
23.1		Consent of Arthur Andersen, LLP
23.3		Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)
24.1		Power of Attorney (See page (II-3))

*
Previously filed as Exhibit 4.1 to Form S-8 filed December 21, 2000 (No. 333-52500).

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of August, 2001.

PEREGRINE SYSTEMS, INC.
By:	/s/ Stephen P. Gardner Stephen P. Gardner Chief Executive Officer and Chairman

II–2

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard T. Nelson and Eric P. Deller and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen P. Gardner Stephen P. Gardner	Chief Executive Officer (Principal Executive Officer) and Chairman	August 20, 2001
/s/ Matthew C. Gless Matthew C. Gless	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	August 20, 2001
/s/ Christopher A. Cole Christopher A. Cole	Director	August 20, 2001
/s/ John J. Moores John J. Moores	Director	August 20, 2001
/s/ Charles E. Noell, III Charles E. Noell, III	Director	August 20, 2001
/s/ William D. Savoy William D. Savoy	Director	August 20, 2001
/s/ Thomas G. Watrous, Sr. Thomas G. Watrous, Sr.	Director	August 20, 2001
/s/ Barry M. Ariko Barry M. Ariko	Director	August 20, 2001
/s/ William B. Richardson William B. Richardson	Director	August 20, 2001
/s/ Rod Dammeyer Rod Dammeyer	Director	August 20, 2001

II–3

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PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY